SCHEDULE 14C INFORMATION

             Information Statement Pursuant to Section 14(c) of the

                         Securities Exchange Act of 1934


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            Rule 14c-5(d)(2))
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                       ELEPHANT TALK COMMUNICATIONS, INC.
                (Name of Registrant as Specified in Its Charter)

                       Elephant Talk Communications, Inc.
                       438 East Katella Avenue, Suite 217
                                Orange, CA 92867

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                              INFORMATION STATEMENT

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                       Elephant Talk Communications, Inc.
                       438 East Katella Avenue, Suite 217
                                Orange, CA 92867

TAKE NOTICE that a Special Meeting of the Shareholders of ELEPHANT TALK COMMUNICATIONS, INC., (the "Corporation") will be held at the Corporation's offices located at 438 East Katella Avenue, Suite 217, Orange, CA 92867, on Monday, May 16, 2005, at 11:00 a.m. in the forenoon (PDT time) for the following purpose:

         To approve an amendment to our Articles of Incorporation to increase the number of our authorized shares from 255 million (250 million of common stock and 5 million of preferred stock) to 655 million (650 million of common stock and 5 million of preferred stock).

We have enclosed with this Notice of Special Meeting a copy of our annual report to shareholders. Our annual and quarterly reports are not a part of this information statement.

DATED at HONG KONG, this 21st day of April 2005.

                                  BY THE ORDER OF THE BOARD OF DIRECTORS

                                  /s/ Russelle Choi
                                  -----------------
                                  RUSSELLE CHOI
                                  President

NOTES:

The Management Information Circular is enclosed with this Notice.

California law provides for dissenter rights in certain types of fundamental changes to corporate charters and governance matters, none of which are being undertaken by the Corporation in this Meeting.

                               Special Resolution
                               ------------------

The Board of Directors is proposing the following resolutions to the shareholders at the Meeting noticed above. The following presents a brief


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description of the resolution, together with the complete text of the Special
Resolution:

                                    PROPOSAL

APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE NUMBER OF AUTHORIZED SHARES FROM 255,000,000 (250,000,000 of common stock and 5,000,000 of preferred stock) to 655,000,000 (650,000,000 of common stock and 5,000,000 of preferred stock)

On XXX, 2005, the Board of Directors authorized an amendment to our Articles of Incorporation to increase the number of our authorized shares. Subject to shareholder approval, Article Four would be amended to read as follows and would be filed with the California Secretary of State:

            "The Corporation is authorized to issue two classes of stock, to be designated as "Common Stock" and "Class B Preferred Stock." The number of authorized shares of "Common Stock" is 650,000,000 Shares which have no par value. The number of authorized shares of "Preferred Stock" is 5,000,000 Shares which have no par value. The Board of Directors is authorized to determine the rights, preferences and restrictions granted to or imposed upon the "Class B Preferred Stock."

As of the Record Date, April 13, 2005, a total of 63,003,426 shares of the Company's currently authorized 250 million shares of Common Stock are issued and outstanding. The increase in authorized common stock will be used for the issuance of 195,947,395 shares to an investor in connection with a Memorandum of Understanding dated April 12, 2005, the issuance of common stock underlying a Stock Option Agreement with the investor dated April 12, 2005 that provides for the issuance of up to 43 million shares of common stock, and the issuance of 24,938,759 shares to management in connection with the Memorandum of Understanding. The increase in authorized common stock also will be used for issuance of common stock to acquire certain companies in Mainland China in exchange for 64,128,238 shares of common stock. We may issue additional shares of common stock if and when we further expand our business in both China and Europe. The sale of any of these shares may adversely affect the market price of our common stock. The following is a description of our current financings:

March 2004 Financing

We entered into a Stock Sale Agreement on March 1, 2004 with an investor for the sale of 2,000,000 of our restricted shares in exchange for a consideration of $300,000. The shares were issued on March 3, 2004.

September 2004 Financing

To obtain funding for our ongoing operations, we entered into a Stock Sale Agreement with an investor on September 3, 2004 for the sale of 543,207 restricted shares of our common stock in exchange for $49,970. The Company received the proceeds on September 16, 2004.





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Current Financing

We have entered into a Memorandum of Understanding for the sale of 195,947,395 restricted shares of our common stock to an investor in exchange for $7,837,895.80. In connection with this agreement, we also will issue 24,938,759 shares to management and granted the investor an option to purchase up to 43 million shares at $.07 per share if exercised before June 30, 2005, at $.08 per share if exercised before September 30, 2005, and at $.09 per share if exercised before December 31, 2005,

Preferred Stock

The Company has no preferred stock issued or outstanding.

Warrants

The Company has no warrants convertible into common stock currently outstanding.

Shareholder approval of the amendment to our Articles of Incorporation would mean that we would have more shares of common stock available for issuance. Shareholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of Common Stock that may be issued in the future, and therefore, future issuances of Common Stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of the existing shareholders. If our shareholders fail to approve this proposal, we may not have the resources to become a strong niche player in outsourced telecom provisioning. Management of the Company believes that could cause the Company to substantially curtail or cease its operations, and may result in a total loss of your investment in the Company.

                               SPECIAL RESOLUTION

WHEREAS it is considered advisable to amend the Articles of the Incorporation of the Corporation as hereinafter provided.

NOW THEREFORE BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

The Articles of Incorporation of the Corporation be amended:

            (a) To approve an amendment to our Articles of Incorporation to increase the number of our authorized shares from 255,000,000 (250,000,000 of common stock and 5,000,000 of preferred stock) to 655,000,000 (650,000,000 of common stock and 5,000,000 of preferred stock).

            (b) Any officer of the Corporation is hereby authorized and directed on behalf of the Corporation to execute and deliver to the directors under the General Corporation Law, Articles of Amendment in duplicate and such officer is authorized to execute and deliver all such other documents, do such other acts and things as may be necessary or desirable to give to effect to the foregoing; provided, however, that the directors of the Corporation are hereby authorized to revoke the foregoing Special Resolution in whole or in part without


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                  further approval of the shareholders of the Corporation at any time prior to the endorsement by the directors under the General Corporation Law of the Certificate of Amendment of the Articles of Incorporation.

The Board of Directors recommends approval of the foregoing resolution.

                 Other matters which may come before the Meeting

Management knows of no other matters, including proposals by shareholders, to come before the Meeting of Shareholders other than as set forth in the Notice of Meeting herein.

                           Incorporation by Reference.
                           ---------------------------

The Corporation incorporates by reference into this Information Statement the current Form 10-K which is filed concurrent with this document. Shareholders may obtain a copy of the Form 10-K by providing notice to the Corporation at its offices stated on the cover of this Information Statement, whereupon the Corporation shall forward a copy of the Form 10-K to such requesting shareholder immediately thereafter.


































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                                    EXHIBIT A

                       ELEPHANT TALK COMMUNICATIONS, INC.

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

The undersigned certify that:

            1. They are the President and Secretary, respectively, of Elephant Talk Communications, Inc., a California corporation (the "Corporation").

            2. The Articles of Incorporation of the Corporation, as amended to the date of the filing of this certificate, including amendments set forth herein but not separately filed (and with the omissions required by Section 910 of the California Corporations Code), are restated in their entirety as set forth in Exhibit "1" attached hereto and made a part hereof by this reference.

            3. The Amended and Restated Articles of Incorporation set forth herein have been duly approved by the Board of Directors.

            4. The amendments to the Articles of Incorporation included in the Amended and Restated Articles of Incorporation set forth herein (other than omissions required by Section 910 of the Corporation Code) have been duly approved by the required vote of the shareholders of the Corporation in accordance with Sections 902 and 903 of the General Corporation Law. The Corporation has two classes of stock, and the total number of outstanding shares of the Corporation is 63,003,426 shares of Common Stock and 0 shares of Preferred Stock. The number of shares voting in favor of the Amended and Restated Articles of Incorporation set forth herein equaled or exceeded the vote required. The percentage vote required was (a) more than fifty percent (50%) of the outstanding shares of Common Stock and
                  (b) no vote of the Preferred Stock was required.

                  We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.



Dated: April 21, 2005

By: /s/ Russelle Choi
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    Russelle Choi, President


By: /s/ Manu Ohri
    ------------------------
    Manu Ohri, Secretary


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